As filed with the Securities and Exchange Commission on March 21, 2007

Registration No.33-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERCOM COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.

401 City Avenue, Suite 809
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

ENTERCOM EQUITY COMPENSATION PLAN
(Full title of the plan)

John C. Donlevie
Executive Vice President, Secretary
Entercom Communications Corp.
401 City Avenue, Suite 809
Bala Cynwyd, PA
(Name and address of agent for service)

(610) 660-5610
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, Par Value $0.01 Per Share	3,784,284	$27.28	$103,235,267.52	$3,169.32

(1)           Presently, there are 10,000,000 shares authorized under the Entercom Equity Compensation Plan.  The Registrant has previously registered an aggregate of 6,215,716 of such shares.

(2)            The registration fee with respect to these shares has been computed in accordance with paragraph (c) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on March 19, 2007.

Registration of Additional Securities

This Registration Statement on Form S-8 of Entercom Communications Corp. (“Entercom”), a Pennsylvania corporation, pertains to 3,784,284 shares of Class A Common Stock, par value $.01 per share.  These shares are authorized for issuance under the Entercom Equity Compensation Plan, as amended (the “Plan”).  Under the Plan, the Entercom may presently issue up to 10,000,000 shares of Class A Common Stock, par value $0.01 per share.  Entercom has previously registered an aggregate of 6,215,716 of such shares on Registration Statements on Form S-8, SEC File Nos. 333-71481 and 333-85638, filed with the Securities and Exchange Commission on January 29, 1999 and April 5, 2002, respectively (collectively the “Earlier Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are incorporated by reference in this Registration Statement and made a part hereof.

Item 3.            Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by Entercom pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

(a)	Entercom’s annual report on Form 10-K for the year ended December 31, 2006, as filed on February 28, 2007;

(b)	Entercom’s Current Reports on Form 8-K, as filed on January 22, 2007, February 16, 2007, and February 26, 2007, respectively; and

(c)

The description of Entercom’s Class A Common Stock, par value $0.01 per share which is contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 29, 1999, including any amendments or reports filed for the purposes of updating such description.

Item 8.            Exhibits.

The following is a list of exhibits filed as part of the Registration Statement :

5	Opinion of John C. Donlevie, Esquire

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of John C. Donlevie, Esquire (contained in Exhibit No. 5)

24.1	Powers of Attorney (included on the signature page hereto).

99.1	Entercom Equity Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on March 21, 2007.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ David J. Field
David J. Field, President, Chief Executive Officer
(principal executive officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Field and Stephen F. Fisher and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY	DATE
Principal Executive Officer

/s/ David J. Field	President, Chief Executive Officer	March 21, 2007
David J. Field	and a Director

Principal Financial Officer:

/s/ Stephen F. Fisher	Executive Vice President and Chief Finanical	March 21, 2007
Stephen F. Fisher	Officer

Principal Accounting Officer:

/s/ Eugene D. Levin	Vice President, Treasurer and Assistant Secretary	March 21, 2007
Eugene D. Levin

Directors:

/s/ Joseph M. Field	Chairman of the Board	March 21, 2007
Joseph M. Field

/s/ John C. Donlevie	Executive Vice President, Secretary	March 21, 2007
John C. Donlevie	General Counsel and a Director

/s/ David J. Berkman	Director	March 21, 2007
David J. Berkman

/s/ Daniel E. Gold	Director	March 21, 2007
Daniel E. Gold

/s/ Edward H. West	Director	March 21, 2007
Edward H. West

/s/ Robert S. Wiesenthal	Director	March 21, 2007
Robert S. Wiesenthal

EXHIBIT INDEX

Exhibit
Number	Name of Document

5	Opinion of John C. Donlevie, Esquire.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of John C. Donlevie, Esquire (contained in Exhibit No. 5).

24.1	Powers of Attorney (included on the signature page hereto).

99.1	Entercom Equity Compensation Plan, as amended and restated.